Exhibit 4.10

Translation

Jiangsu Zhongneng - Changzhou Trina Solar Energy Supplementary Agreement

SUPPLEMENTARY AGREEMENT NO. 4 TO
POLYSILICON SUPPLY AGREEMENT

Party A’s Contract No.: SSC000119
Party B’s Contract No.: TCZ-A1130-0803-CGC-120-0

Party A: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Party B: Changzhou Trina Solar Energy Co., Ltd.

Whereas, Party A and Party B signed a Polysilicon Supply Contract (Party A’s Contract No.: SSC000119) on March 29, 2008 and signed a Supplementary Agreement I to the Polysilicon Supply Contract (Party A’s Contract No.: SSC000119, “Supplementary Agreement I”) on August 19, 2008, and also signed the memoranda on December 8, 2008, January 21, 2009 and April 1, 2009 respectively, signed the Supplementary Agreement II to the Polysilicon Supply Contract ( “Supplementary Agreement II”) on August 24, 2009 and the Supplementary Agreement III to the Polysilicon Supply Contract ( “Supplementary Agreement III”) on October 23, 2009 and a memorandum on November 10, 2009 (the foregoing eight agreements and memoranda hereinafter collectively referred to as the “Original Contract”). Based on the principle that the existing effectiveness of partial Original Contract is not altered by this Supplementary Agreement and the exhibits hereto, and after thorough consultation in equal and voluntary basis, both parties hereby enter into the following amendments regarding such price, quantity and etc. as stipulated in the Original Contract for mutual compliance:

1.                    The provisions on the quantity and price of silicon wafers in Article 4 of and the exhibits to Supplementary Agreement I shall be substituted by this Supplementary Agreement. Both parties agree to invalidate the provisions of Article 4 of Supplementary Agreement II, and agree to amend the provisions of Article 1 of Supplementary Agreement II from “Quantities and Prices of Polysilicon and Monosilicon Wafers (125x125mm) in 2010 to 2015 Supply Plan” to “Quantities and Prices of Polysilicon and Polysilicon Wafers (156x156mm) in 2010 to 2015 Supply Plan”. The detailed quantities and prices of polysilicon and polysilicon wafers for 2010 to 2015 after amendment shall be referred to Exhibit B-3 hereto, and the detailed specifications of polysilicon wafers shall be referred to the Product Specification attached hereto. All the prices under this Agreement are tax (17%) inclusive prices, and the currency “yuan” used herein shall refer to RMB.

2. The conditions for calculation in Exhibit B-3:	Temporary output power of polysilicon wafer: 3.85 w/pc

Temporary polysilicon consumed for unit watt: 6.2 g/w

3.                    Both parties hereby agree upon the total purchase quantity of polysilicon by Party B from 2010 to 2015 (including polysilicon and polysilicon wafers converted polysilicon). Party A undertakes that it will provide Party B with the majority of the polysilicon wafers manufactured by the silicon wafer cutting factory which is invested and established by Party A in Changzhou Trina PV Industrial Park from 2011:

3.1.                                  The total purchase quantity of polysilicon converted from the quantity of silicon wafers and polysilicon purchased by Party B in 2010 is 3,900 tons, of which Party B undertakes to purchase 150MW polysilicon wafers at the unit price of [****]† yuan/pc since March, i.e. 38,960,000 pieces based on the temporary calculation standard of 3.85 w/pc; 930 tons of polysilicon based on the temporary standard of 6.2 g/w. Then the remaining purchase quantity of polysilicon is 2,970 tons, at a unit price of [****]† yuan/kg as prescribed in Supplementary Agreement II. As for the polysilicon wafers to be purchased in March and April 2010, both parties agree that Party A shall supply Party B with no fewer than 2 million pieces of polysilicon wafers each month, and the short thereof shall be made up during the period from May to December 2010.

3.2.                                  Party B undertakes to purchase 300MW of polysilicon wafers in 2011, and the quantity of polysilicon to be purchased shall be subject to Exhibit B-3 hereto.

3.3.                                  Both parties undertake that on the precondition that the total amount under the Original Contract shall not be decreased, the annual quantity of polysilicon to be purchased during 2012 to 2015 shall be subject to Exhibit B-3 hereto, and the quantity of silicon wafers to be purchased shall be temporarily subject to Exhibit B-3 hereto. In case either party requests to amend the purchase quantity of silicon wafers, such party shall submit a written application for amendment to the other party in the third quarter of the prior year, and the actual purchase quantity shall be otherwise negotiated by both parties. If both parties need to amend the purchase quantity of silicon wafers, the minimum quantity of polysilicon wafers to be purchased by Party B shall be 400MW for 2012, 500MW for 2013, 600MW for 2014 and 700MW for 2015 respectively. If the amended purchase quantity of polysilicon wafers each year falls short of the quantity set out in Exhibit B-3, the short shall be converted to polysilicon and purchased by Party B in such year. If such amendment results in the total purchase amount less than the amount set out in Exhibit B-3, Party B undertakes that it shall annually make up for the insufficient purchase amount of polysilicon wafers by equal shares during 2016 to 2020.

4.                    The silicon price adjustment process under this Agreement shall follow the provisions set out in Article 9 of Supplementary Agreement II. In addition, when the yearly or quarterly price of silicon wafers hereunder during such year or quarter as provided by this Agreement has decreased by [****]†% or more, or increased by [****]†% or more, compared with the current market price, both parties may initiate the price adjustment process as prescribed in Article 9 of Supplementary Agreement II. In case that the price of silicon wafers fluctuates as a result of the innovation of silicon wafer processing technologies, etc., the price thereof shall be otherwise negotiated by both parties.

†                 This portion of the Supplementary Agreement No. 4 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

5.                    Any extra profits gained from technical cooperation between both parties shall be shared by both parties through friendly consultation. If any advance of battery technology requires adjusting the thickness of silicon wafers, Party B shall make adjustment to the current thickness of 200 µm +/-20 µm. The silicon wafers yield rate shall rise by one piece with the thinning out of every 10 µm of wafer thickness. The price of silicon wafers then shall be otherwise negotiated.

6.                    The indicators of silicon wafers, such as the appearance and quality, shall comply with the specifications agreed upon by both parties in Product Specification attached hereto, and the indicator of electrical property shall meet the manufacturing requirement of Party B (i.e. Party B requires that the electrical property conversion efficiency of silicon wafers produced by Party A should at least equal the average electrical property conversion efficiency of silicon wafers produced by a third party silicon wafer provider of Party B, or the electrical property conversion efficiency of silicon wafers self-produced by Party B during the same purchase period. Party A is entitled to choose either of the foregoing electrical property conversion efficiency as the manufacturing requirement of Party B). If any dispute in connection with quality arises, it shall be determined by a third party jointly designated by both parties. Such determination of the third party shall be subject to Sub-Article 6, Article 4 of Supplementary Agreement I. Any amendment to the quality indicator shall be subject to Article 3.4 of the Supply Contract dated March 29, 2008.

7.                    Both parties undertake that this Supplementary Agreement shall set out the amendments by Party A and Party B to the Original Contract previously entered into. In case of any inconsistencies between this Supplementary Agreement and the Original Contract, this Supplementary Agreement shall prevail. All other matters that are not covered hereby shall be subject to the Original Contract.

8.                    This Agreement shall have six original copies, with each party holding three copies. Each copy has the same legal effects and shall take effect after being signed and sealed by both parties.

9.                    Any matters that are not covered hereby may be otherwise agreed upon by both parties in another supplementary agreement.

Party A:	Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. [Company Seal Affixed]	Party B:	Changzhou Trina Solar Energy Co., Ltd. [Company Seal Affixed]

Authorized Representative:		Authorized Representative:

Date:		Date:

Exhibit (B-3)

150MW Polysilicon Wafers to be Purchased in 2010; Revised Quantity and Price for Purchase from 2011 to 2015:

Total Silicon Purchase Quantity for 2010 is 3,900 tons. Annual Silicon Purchase Quantity for 2011-2015 is 5,300 tons.

Year	2010 (Mar-Dec)		2011		2012		2013		2014		2015		Total
Quantity of Polysilicon (ton)	2,970		3,440		2,820		2,200		1,580		960		13,970
Unit Price of Polysilicon (10 thousand yuan/ton)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
Amount (10 thousand yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†

Demand for Polysilicon (2010-2015) (MW)	140.4		300		400		500		600		700		2,640
Quantity of Polysilicon Wafers (10 thousand pieces)	3,646		7,792		10,390		12,987		15,584		18,182		68,581
Unit Price of Polysilicon Wafers (yuan/piece)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
Amount (10 thousand yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†

Total Amount (10 thousand yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†

Polysilicon wafer yields, processing fee rate and price based on the unit price of polysilicon

Year	Wafer Yields Per Kilogram	Processing Fee Rate (yuan/piece)		Polysilicon Wafer (yuan/piece)		Polysilicon (yuan/kilogram)
2010	40.0	[****	]†	[****	]†	[****	]†
2011	40.3	[****	]†	[****	]†	[****	]†
2012	40.5	[****	]†	[****	]†	[****	]†
2013	41.0	[****	]†	[****	]†	[****	]†
2014	42.0	[****	]†	[****	]†	[****	]†
2015	42.5	[****	]†	[****	]†	[****	]†

Note: Each price for silicon wafer is the purchase price agreed upon by both parties. Unless the market price of silicon wafer triggers the price adjustment process as prescribed in Article 9 of Supplementary Agreement II, the price for silicon wafer shall not be amended. The change of price of silicon does not necessarily lead to the change of price of silicon wafer.

Note:
Output power of monosilicon wafer	2.52 w/piece
Output power of polysilicon wafer	3.85 w/piece
Polysilicon consumed for unit watt:	6.2 g/w

Note 2: The price for January and February 2010 is [****]† yuan/piece, and the quantity is 2.5 million pieces (around 9.6MW).

Additional Supply Plan for 2016 to 2020 Amended by Supplementary Agreement II

Year	2016		2017		2018		2019		2020		Total
Quantity of Polysilicon (ton)	2,650		2,650		2,650		2,650		2,650
Unit Price of Polysilicon (10 thousand yuan/ton)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
Amount (10 thousand yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†

Quantity of Monosilicon Wafer (ten thousand pieces)	8,500		8,700		8,900		11,149		10,000
Unit Price of Monosilicon Wafer (yuan/piece)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
Total Amount (10 thousand yuan)	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†	[****	]†
											[****	]†

†                 This portion of the Supplementary Agreement No. 4 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

Trinasolar
Changzhou Trina Solar Energy Co., Ltd.
Product Name	Outsourcing-Multi-Crystalline Si Wafer
Document Name	156*156 Multi-Crystalline Wafer Specification
Document Number	PS-WX-W-0002
Product Specification	Version Number	A
Material properties
Property	Specification	Referenced Standard	Random Sampling Plan
Crystal Growth Method	DSS	AQL=0.25
Donor Type/Dopant	P/Boron	ASTM F42
Oxygen Content	< 1 x 10[18] atoms/cm3 (head of silicon robs) or pursuant to the specifications of raw materials supplied	ASTM F1188/GB1557-1989
Carbon Content	< 5.0 x 10[17] atoms/cm3 (tail of silicon robs) or pursuant to the specifications of raw materials supplied	ASTM F1391/GB1558-1997
Electrical properties
Resistivity	0.8 - 3 ohm-cm; The variation of resistivity of a single silicon wafer should not exceed 12%, or 0.5-3, pursuant to the specifications of raw materials supplied	ASTM F43	AQL=0.25
Lifetime	>1.0µs, or 1.0 pursuant to the specifications of raw materials supplied (Semilab WT 2000 u-PCD)	Measured the surface of wafer after cleaning: GB1553-1997
Geometry
Geometry	Square	AQL=1.0
Dimensions (WxW)	156.0 x 156.0 (±0.5) mm
Right Angle	90 ± 0.3 Degree
Chamfer Size	Hypotenuse	0.5 - 2.0 mm
Cathetus	0.35 - 1.42 mm
Chamfer angle	45°
Thickness	200 µm ± 20 µm	ASTM F533/GB6618-1995 Q/320411 AFY03-2006
Blade wafer

Not acceptable (definition of a blade wafer: the thickness of the part 2mm to the edge is lower than 180µm, or higher than 220 µm at the highest point, and the thickness difference from the part 1 mm to the edge exceeds 5µm)

TTV	< 30µm	ASTM F533, F657/GB6618-1995
Saw marks	Depth < 15µm (the difference between the highest and lowest points of Rt); without color difference and edge marks
Surface quality	Cleaned, no grease stains, inclusion or pin hole Mechanical polishing or chemical corrosion of the surface of at least 0.05mm is required before cutting.
Edge Chip	Width < 0.5 mm, Length < 1.0 mm; max. 2 piece; V-shape chip, Crack and Corner missing unacceptable
Surface Chip	Depth < 0.5 mm, Length < 3.0 mm
Warpage	< 75µm	ASTM F657/GB6619 or 6620-1995; Q/320411 AFY03-2006
Microcrystal	Single area < 3*3 mm2, total area < 3*3 cm2
Package & Labels
Package	Trina Standard, 100 pcs/package;
Labels	Part No., P.O. No., Lot No., No of wafers, Dimension
Originator	Review	Approval
Signature:	Date:	Signature:	Date:	Signature:	Date:

Notes: 1. Defective rate < 0.3%; 2. Trial production of 2,000 pcs per batch, defective rate of electric property of battery < 0.5%.